File No. 333-_________
--------------------------------------------------------------------------------
    As filed with the Securities & Exchange Commission on November 8, 2000
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              BLUE MOON INVESTMENTS
                 (Name of small business issuer in its charter)


            Nevada                      6770                    98-0210152
   (State or jurisdiction         (Primary Standard            (IRS Employer
    of incorporation or      Industrial Identification No.)    Classification
      organization)                                              Code No.)
                              --------------------

                     Suite 104, 1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6
          (Address of principal place of business or intended principal place of business)
                              --------------------

                                Devinder Randhawa
                              Blue Moon Investments
                      Suite 104, 1456 St. Paul St., Kelowna
                        British Columbia, Canada V1Y 2E6
                               (250) 868-8177 tel.
            (Name, address and telephone number of agent for service)
                            -------------------------

                                   Copies to:

                             Antoine M. Devine, Esq.
                                 Foley & Lardner
                         One Maritime Plaza, Sixth Floor
                             San Francisco, CA 94111
                                 (415) 434-4484


Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE
------------------------- --------------- ---------------------------- --------------------------- -------------------
 Title of each class of    Amount to be    Proposed maximum offering        Proposed maximum           Amount of
    securities to be        registered        price per unit (1)        aggregate offering price    registration fee
       registered
------------------------- --------------- ---------------------------- --------------------------- -------------------
Common Stock, par value      200,000                 $1.00                      $200,000                 $53.00
        $0.0001
------------------------- --------------- ---------------------------- --------------------------- -------------------
       (1) Estimated solely for the purpose of calculating the registration fee and pursuant to Rule  457.
----------------------------------------------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PART I - INFORMATION REQUIRED IN PROSPECTUS

Cross Reference Sheet Showing the Location in Prospectus of Information Required by Items of Form SB-2


Item
 No.   Required Item                        Location of Caption in Prospectus
------ ------------------------------------ ---------------------------------
1.     Forepart of the Registration         Cover Page; Outside Front Page of
       Statement and Outside Front Cover    Prospectus
       of Prospectus

2.     Inside Front and Outside Back        Inside Front and Outside Back
       Cover Pages of Prospectus            Cover Pages of Prospectus

3.     Summary Information and Risk Factors Prospectus Summary; Risk Factors

4.     Use of Proceeds                      Use of Proceeds

5.     Determination of Offering Price      Prospectus Summary - Determination
                                            of Offering Price; Risk Factors;
                                            Plan of Distribution

6.     Dilution                             Dilution

7.     Selling Security Holders             Not Applicable

8.     Plan of Distribution                 Plan of Distribution

9.     Legal Proceedings                    Legal Proceedings

10.    Director, Executive Officer,         Management
       management and Promoters and
       Control Persons

11.    Security Ownership of Certain        Principal Shareholders
       Beneficial owners and Management

12.    Description of Securities            Description of Securities

13.    Interest of Named Experts and        Not Applicable
       Counsel

14.    Disclosure of Commission Position    Indemnification of Officers and
       on Indemnification for Securities    Directors
       Act Liabilities

15.    Organization within Last Five Years  Management, Certain Transactions

16.    Description of Business              Business

17.    Management's Discussion and          Plan of Operation
       Analysis or Plan of Operation

18.    Description of Property              Description of Property

19.    Certain Relationships and Related    Certain Transactions
       Transactions

20.    Market for Common Equity and         Prospectus Summary, Market for Our
       Related Stockholder Matters          Common Stock; Shares Eligible for
                                            Future Sale
21.    Executive Compensation               Executive Compensation

22.    Financial Statements                 Financial Statements

23.    Changes in and Disagreements with    Changes in and Disagreements with
       Accountants on Accounting and        Accountants on Accounting and
       Financial Disclosure                 Financial Disclosures

PART II


24.    Indemnification of Directors and     Indemnification of Directors and
       Officers                             Officers

25.    Other Expenses of Issuance and       Other Expenses of Issuance and
       Distribution                         Distribution

26.    Recent Sales of Unregistered         Recent Sales of Unregistered
       Securities                           Securities

27.    Exhibits                             Exhibits

28.    Undertakings                         Undertakings

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  Subject to Completion, Dated October 31, 2000


                                 PUBLIC OFFERING
                                   PROSPECTUS


                              BLUE MOON INVESTMENTS
                         200,000 SHARES OF COMMON STOCK
                                 $1.00 PER SHARE


         Blue Moon Investments is a startup company organized in the State of Nevada to as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

         We are offering these shares through our president, Mr. Devinder Randhawa, without the use of a professional underwriter. We will not pay commissions on stock sales.

         This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering.

                               -------------------

This investment involves a high degree of Risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 5.

                               -------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               -------------------

                              Offering Information

                                                Per share            Total

Initial public offering price                  $     1.00     $    200,000.00

Underwriting discounts/commissions             $      .00     $           .00

Estimated offering expenses                    $      .02     $      9,553.00

Net offering proceeds to Blue
 Moon Investments                              $     1.00     $    200,000.00

Estimated offering expenses do not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $9,553.00. Management will pay these expenses.


                 The date of this Prospectus is October 31, 2000

                                TABLE OF CONTENTS

                                                                 Page


PROSPECTUS SUMMARY..................................................3
SUMMARY FINANCIAL INFORMATION ......................................4
RISK FACTORS .......................................................5
YOUR RIGHTS AND SUBSTANTIVE PROTECTION
 UNDER RULE 419 DEPOSIT OF OFFERING PROCEEDS AND SECURITIES ........7
DILUTION ...........................................................9
USE OF PROCEEDS ...................................................10
CAPITALIZATION ....................................................11
DESCRIPTION OF BUSINESS ...........................................12
PLAN OF OPERATION .................................................14
DESCRIPTION OF PROPERTY ...........................................18
PRINCIPAL SHAREHOLDERS ............................................19
MANAGEMENT ........................................................20
EXECUTIVE COMPENSATION ............................................22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ....................23
LEGAL PROCEEDINGS .................................................23
MARKET FOR OUR COMMON STOCK .......................................23
DESCRIPTION OF SECURITIES .........................................25
SHARES ELIGIBLE FOR FUTURE RESALE .................................26
WHERE CAN YOU FIND MORE INFORMATION? ..............................26
REPORTS TO STOCKHOLDERS ...........................................26
PLAN OF DISTRIBUTION ..............................................27
LEGAL MATTERS .....................................................28
EXPERTS ...........................................................28
INDEMNIFICATION OF OFFICERS AND DIRECTORS .........................28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE ..........................28
FINANCIAL STATEMENTS..............................................F-1
signatures.......................................................II-3

         Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully.

                              Blue Moon Investments

         We are a blank check company subject to Rule 419. We were organized as a vehicle to acquire or merge with another business or company. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us. Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering. We maintain our office at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. Our phone number is (250) 868- 8177.

                                  The Offering

Securities offered                           200,000 shares of common stock,
                                             $0.0001 par value, being offered at
                                             $1.00 per share.

Common stock outstanding
prior to the offering                        500,000 shares

Common stock to be outstanding
after the offering                           700,000 shares

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The historical financial data for the fiscal year ended September 30, 1999 has been derived from our audited financial statements which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

                                                     SEPTEMBER 30, 1999
                                                      INCOME STATEMENT

                                   Fiscal Year            Three Months             Six Months              Nine Months
                                  Ended 09/30/99         Ended 12/31/99          Ended 03/31/00          Ended 06/30/00
                                                           (Unaudited)             (Unaudited)             (Unaudited)

                                   1999      1998          1999      1998          2000      1999          2000      1999

Revenue                        $       0         0     $       0         0     $       0         0     $       0         0
Expenses                       $    1922         0     $     535         0     $   3,056         0     $   4,666         0
Net Income (loss)              $   (1922)        0     $    (535)        0     $       0         0     $  (4,666)        0
Basic Earnings (loss) per      $       0         0     $       0         0     $  (3,056)        0     $   (0.01)        0
   share
Basic Number of Common
   Shares Outstanding          $ 500,000   500,000     $ 500,000   500,000     $ 500,000   500,000     $ 500,000   500,000

BALANCE SHEET (at end of
 period)

Total Assets                   $       0         0     $       0         0     $       0         0     $       0         0
Total Liabilities              $   1,590         0     $  $1,080         0     $     298         0     $   1,012         0
Total Shareholders Equity
   (Net Assets)                $  (1,590)        0     $  (1,080)        0     $    (298)        0     $  (1,012)        0
Net Income per share on a
   fully dilated basis         $       0         0     $       0         0     $       0         0     $       0         0



Determination of Offering Price

         The offering price of $1.00 per share for the shares has been arbitrarily determined by us. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors considered by us in determining the offering price were:

         Estimates of our business potential

         Our limited financial resources

         The amount of equity desired to be retained by present shareholders

         The amount of dilution to the public

         The general condition of the securities markets

                                  RISK FACTORS

         Our business is subject to numerous risk factors, including the following:

         We Have Had No Recent Operating History Nor Any Revenues or Earnings From Operations Since Our Inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

         The Proceeds of This Offering May Be Insufficient to Provide Financing to the Acquired Company. As of June 30, 2000, there were $0 assets and $1,012 in liabilities. There was $0 available in our treasury as of June 30, 2000. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $200,000.00, all of which must be deposited in the escrow account. It is unlikely that we will need additional funds, but we may if an acquisition candidate insists we obtain additional capital. We may require additional financing in the future in order to close a business combination. This financing may consist of the issuance of debt or equity securities. These funds might not be available, if needed, or might not be available on terms acceptable to us.

         Investors Will Take the Risk of the New Management and the Chosen Industry. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While we intend to seek a business combination with an entity having an established operating history, we cannot assure you that we will be successful in locating a candidate meeting that criteria. In the event we complete a business combination, the success of our operations may be dependent upon the management of the successor firm or venture partner firm and numerous other factors beyond our control.

         We Have No Existing Agreement for a Business Combination or Other Transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination within 18 months of the date of this prospectus. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

         We May Not Acquire an Established or Profitable Company. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are indicative of development stage companies.

         Management Only Devotes a Limited Amount of Time to Seeking a Target Company. While seeking a business combination, management anticipates devoting no more than five hours per month. None of our officers have entered into a written employment agreements with us and none is expected to do so in the foreseeable future. We have not obtained key man life insurance on any of its officers or directors.

         We Are Dependent on Current Management to Develop Our Business. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations.

         Our Officers and Directors Are Affiliated With Other Blank Check Companies Formed Prior to Ours. In the event that management identifies a candidate for a business combination, and the candidate expresses no preference for a particular company, management intends to enter into a business combination with a previously formed blank check company. As a result, there may not be sufficient business opportunities to consummate a business combination with us.

         Target Companies That Fail to Comply With SEC Reporting Requirements May Delay or Preclude an Acquisition. Sections 13 and 15(d) of the `34 Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the `34 Act are applicable.

         We Have Not Conducted Market Research and Have Not Engaged a Marketing Organization. We have neither conducted, nor have others made available to us, results of market research indicating the level of market demand that exists for blank check companies. Moreover, we do not have a marketing department, and we do not plan to engage a marketing organization. Even if demand is identified for blank check company mergers, we cannot assure you that we will be successful in completing a business combination.

         Because of Our Management's Business Relationships in Canada, It Is Possible That the Target Company Will Be a Foreign Entity. If we enter into a business combination with foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements.

         Third, we will mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained therein. Each investor will have a minimum of 20 business days and a maximum of 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor. If we have not received written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow account will be promptly returned to the investor within five business days. After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         Accordingly, we have entered into an escrow agreement with City National Bank, N.A. Los Angeles, California, which provides that:

         The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

         Warrants, convertible securities or other derivative securities relating to securities held in the escrow account may be exercised or converted in accordance with their terms, provided that, however, the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, are to be promptly deposited into the escrow account.

         The funds will be released to us, and the securities will be released to you, only after:

                  The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

                           We have executed an agreement for the acquisition of an acquisition candidate whose fair market value represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

                           The post-effective amendment has been declared effective.

                           We have satisfied all of the prescribed conditions of the reconfirmation offer.

                           The closing of the acquisition of the business with a fair value of at least 80% of the maximum proceeds.

         This offering will expire 18 months from the date of this prospectus. There is no minimum number of securities that must be sold in the offering.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

         As of June 30, 2000, our net tangible book value was -$1,012 or -$.002 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. After giving effect to the sale of the 200,000 shares of common stock offered through this prospectus at an initial public offering price of $1.00 per share, and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of June 30, 2000, would have been $198,988 or $0.28 per share. This represents an immediate increase in net tangible book value of $0.28 per share to existing shareholders and an immediate dilution of $0.72 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share                                        $1.00

Net tangible book value per share before offering       $0.00

Increase per share attributable to new investors        $0.28
                                                        -----
Dilution per share to new investors                                    $0.72
                                                                       =====


  Number of Shares     Money Received For Shares        Net Tangible Book Value
  Before Offering           Before Offering            Per Share Before Offering

      500,000                    $50                           -$0.002


  Total Number of        Total Amount of Money      Pro-Forma Net Tangible Book
Shares After Offering     Received For Shares     Value Per Share After Offering

      700,000                  $200,000                        $0.28

         As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the investors in this offering as compared to the total consideration paid by our present stockholders.

---------------------- -------------------------------- -------------------------------- ----------------------
                              Shares Purchased                Total Consideration        Average Price
                           Number          Percent          Amount          Percent      Paid Per Share

New Investors               200,000         28.57%         $  200,000        99.5%            $   1.00

Existing shareholders       500,000         71.43%         $       50        .005%            $  .0001

---------------------- ---------------- --------------- ---------------- --------------- ----------------------

                                 USE OF PROCEEDS

         The gross proceeds of this offering will be $200,000. Rule 419 permits 10% of the funds, or $20,000, to be released from escrow to us prior to the reconfirmation of the offering. However, we do not intend to request release of these funds. This offering is not contingent on a minimum member of shares to be sold and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Accordingly, no portion of the proceeds are being used to repay debt. It is anticipated that management will pay the expenses of the offering, estimated to be $9,553.00.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, and assuming the sale of all the shares in this offering, $200,000, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us.

                                                  Assuming Maximum Offering
                                                 Amount              Percent

             Offering Expenses                 $    9,553              0.0%

             Working Capital                     $200,000            100.0%

             Total                               $200,000            100.0%
                                                =========            =====

         Offering costs include filing, printing, legal, accounting, transfer agent and escrow agent fees. These fees will be paid by management.

         If less than the maximum proceeds are raised, a greater portion of this accrued liability will have to be borne by the acquisition candidate as a condition of the merger. Management believes that this is in our best interest, because it reduces the amount of liabilities an acquisition candidate must assume in the merger, and thus, may facilitate an acquisition transaction.

         The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. These funds will be in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2000.

Stockholders' equity:
Common stock, $.001 par value;
Authorized 50,000,000 shares,
issued and outstanding
500,000 shares
                                                             $50

Additional paid-in capital                                   $5,576

Deficit accumulated during the
   Development period                                        ($6,638)

Total stockholders equity                                    ($1,012)

      Total Capitalization                                   ($1,012)

                             DESCRIPTION OF BUSINESS

         Blue Moon Investments, was incorporated on September 19, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Board of Directors has elected to commence implementation of our principal business purpose.

         The proposed business activities classifies us as a "blank check" company. The Securities and Exchange Commission defines these companies as "any development stage company that is issuing a penny stock and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully implemented our business plan. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

Lock-up Agreement

         Each of our shareholders has executed and delivered a "lock-up" letter agreement, affirming that they shall not sell their respective shares of common stock until we have successfully consummated a merger or acquisition and we are no longer classified as a "blank check" company. In order to provide further assurances that no trading will occur in our securities until a merger or acquisition has been consummated, each shareholder has agreed to place their respective stock certificate with our legal counsel, Foley & Lardner, who will not release these respective certificates until they have confirmed that a merger or acquisition was successfully consummated. However, while management believes that the procedures established to preclude any sale of our securities prior to closing of a merger or acquisition will be sufficient, we cannot assure you that the procedures established will unequivocally limit any shareholder's ability to sell their respective securities before a closing.

Investment Company Act of 1940

         Although we will be subject to SEC regulation, management believes we will not be subject to regulation as an investment company, since we will not be engaged in the business of investing or trading in securities. In the event we engage in business combinations that result in our holding passive investment interests in a number of entities, we could be subject to regulation as an investment company. If that occurs, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Commission as to our status as an investment company and, consequently, a violation of the Act could subject us to material adverse consequences.

Investment Advisors Act of 1940

         An investment adviser is a person who, for compensation, engages in the business of advising others, either directly or through publications or writings, as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or who, for compensation and as part of a regular business, issues or promulgates analyses or reports concerning securities. We seek to locate a suitable merger of acquisition candidate, and we do not intend to engage in the business of advising others in investment matters for a fee or other type of consideration.

Forward Looking Statements

         We caution readers regarding forward looking statements found in the following discussion and elsewhere in this registration statement and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward looking statements made by or on our behalf. We disclaim any obligation to update forward looking statements. Readers should also understand that under Section 27A(b)(2)(D) of the `33 Act, and Section 21E(b)(2)(D) of the `34 Act, the "safe harbor" provisions of the PSLRA do not apply to statements made in connection with our offering.

                                PLAN OF OPERATION

         We intend to seek to acquire assets or shares of an entity actively engaged in a business that generates revenues, in exchange for its securities. We have not identified a particular acquisition target and have not entered into any negotiations regarding an acquisition. As soon as this registration statement becomes effective, we intend to contact investment bankers, corporate financial analysts, attorneys and other investment industry professionals through various media. None of our officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger with us as of the date of this registration statement.

         Depending upon the nature of the relevant business opportunity and the applicable state statutes governing how the transaction is structured, our Board of Directors expects that it will provide our shareholders with complete disclosure documentation concerning a potential business opportunity and the structure of the proposed business combination prior to consummation. Disclosure is expected to be in the form of a proxy or information statement, in addition to the post-effective amendment.

         While any disclosure must include audited financial statements of the target entity, we cannot assure you that such audited financial statements will be available. If audited financial statements are not available at closing, the proposed transaction will be voidable at management's discretion. As part of the negotiation process, the Board of Directors does intend to obtain certain assurances of value, including statements of assets and liabilities, material contracts, accounts receivable statements, or other indicia of the target entity's condition prior to consummating a transaction, with further assurances that an audited statement would be provided prior to execution of a merger or acquisition agreement. Closing documents will include representations that the value of the assets transferred will not materially differ from the representations included in the closing documents, or the transaction will be voidable.

         Due to our intent to remain a shell corporation until a merger or acquisition candidate is identified, it is anticipated that its cash requirements shall be minimal. We also do not expect to acquire any plant or significant equipment.

         We have not, and do not intend to enter into, any arrangement, agreement or understanding with non-management shareholders allowing non-management shareholders to directly or indirectly participate in or influence our management. Management currently holds 60.8% of our stock. As a result, management is in a position to elect a majority of the directors and to control our affairs.

         We have no full time employees. Our President and Secretary have agreed to allocate a portion of their time to our activities, without compensation. These officers anticipate that our business plan can be implemented by their devoting approximately five hours each per month to our business affairs and, consequently, conflicts of interest may arise with respect to their limited time commitment. We do not expect any significant changes in the number of employees.

         Our officers and directors may become involved with other companies who have a business purpose similar to ours. As a result, potential conflicts of interest may arise in the future. If a conflict does arise and an officer or director is presented with business opportunities under circumstances where there may be a doubt as to whether the opportunity should belong to us or another "blank check" company they are affiliated with, they will disclose the opportunity to all the companies. If a situation arises where more than one company desires to merge with or acquire that target company and the principals of the proposed target company have no preference as to which company will merge with or acquire the target company, the company that first filed a registration statement with the Securities and Exchange Commission will be entitled to proceed with the proposed transaction.

General Business Plan

         Our purpose is to seek, investigate and, if investigation warrants, acquire an interest in business opportunities presented to it by persons or firms that desire to seek the perceived advantages of an Exchange Act registered corporation. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to restrict our discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because we have nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

         We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

         We anticipate that the selection of a business opportunity will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. The perceived benefits may include facilitating or improving the terms for additional equity financing that may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity for shareholders with unrestricted stock and other factors. Potentially, available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of these business opportunities extremely difficult and complex.

         The owners of the business opportunities will incur significant legal and accounting costs in connection with acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-KSBs or 10-QSBs, agreements and related reports and documents. The `34 Act specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the `34 Act. Nevertheless, our officers and directors have not conducted market research and are not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

         The analysis of new business opportunities will be undertaken by our officers and directors, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities that may be brought to our attention through present associations of our officers and directors, or by our shareholders. In analyzing prospective business opportunities, management will consider:

     -    the available technical, financial and managerial resources;
     -    working capital and other financial requirements;
     -    history of operations, if any;
     -    prospects for the future;
     -    nature of present and expected competition;
     - the quality and experience of management services that may be available and the depth of that management;
     -    the potential for further research, development, or exploration;
     - specific risk factors not now foreseeable but could be anticipated to impact our proposed activities;
     -    the potential for growth or expansion;
     -    the potential for profit;
     - the perceived public recognition of acceptance of products, services, or trades;
     -    name identification; and
     -    other relevant factors.

         Our officers and directors expect to meet personally with management and key personnel of the business opportunity as part of their " due diligence" investigation. To the extent possible, we intend to utilize written reports and personal investigations to evaluate the above factors. We will not acquire or merge with any company that cannot provide audited financial statements within a reasonable period of time after closing of the proposed transaction.

         Our management, while probably not especially experienced in matters relating to our prospective new business, shall rely upon their own efforts and, to a much lesser extent, the efforts of our shareholders, in accomplishing our business purposes. We do not anticipate that any outside consultants or advisors, except for our legal counsel and accountants, will be utilized by us to accomplish our business purposes. However, if we do retain an outside consultant or advisor, any cash fee will be paid by the prospective merger/acquisition candidate. We have no contracts or agreements with any outside consultants and none are contemplated.

         We will not restrict our search for any specific kind of firms, and may acquire a venture that is in its preliminary or development stage or is already operating. We cannot predict at this time the status of any business in which we may become engaged, because the business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages that we may offer. Furthermore, we do not intend to seek additional capital to finance the operation of any acquired business opportunity until we have successfully consummated a merger or acquisition.

         A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. If that occurs, management may be required to sell or transfer all or a portion of the common stock held by them, or resign as members of our Board of Directors. The resulting change in control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

Acquisition of Opportunities

         In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders. Furthermore, management may negotiate or consent to the purchase of all or a portion of our stock. Any terms of sale of the shares presently held by officers and/or directors will be also afforded to all other shareholders on similar terms and conditions. Any such sale would require an amendment to this registration statement.

         While the actual terms of a transaction that management may not be a party to cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In that event, our shareholders would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in the equity of the shareholders.

         As part of the "due diligence" investigation, our officers and directors will meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis of verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures to the extent of our limited financial resources and management expertise. How we will participate in an opportunity will depend on the nature of the opportunity, the respective needs and desires of the parties, the management of the target company and our relative negotiation strength.

         With respect to any merger or acquisition, negotiations with target company management are expected to focus on the percentage of our shares that the target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will probably hold a substantially lesser percentage ownership interest following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event we acquire a company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our then shareholders, in addition to the dilution that may be experienced as a result of this offering.

         We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although we cannot predict the terms of the agreements, generally the agreements will require some specific representations and warranties by all of the parties, will specify certain events of default, will detail the terms of closing and the conditions that must be satisfied by each of the parties prior to and after the closing, will outline the manner of bearing costs, including costs associated with our attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

         As stated previously, we will not acquire or merge with any entity that cannot provide independent audited financial statements concurrent with the closing of the proposed transaction. We are subject to the reporting requirements of the `34 Act. Included in these requirements is our affirmative duty to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-KSB and quarterly reports on Form 10-QSB. If the audited financial statements are not available at closing, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents will provide that the proposed transaction will be voidable at the discretion of our present management. If the transaction is voided, the agreement will also contain a provision providing for the acquisition entity to reimburse us for all costs associated with the proposed transaction.

Competition

         We will remain an insignificant participant among the firms that engage in the acquisition of business opportunities. There are many established venture capital and financial concerns that have significantly greater financial and personnel resources and technical expertise than we do. In view of our combined extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

                             DESCRIPTION OF PROPERTY

         We have no properties and at this time have no agreements to acquire any properties.

         We operate from our offices at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada. Space is provided to us on a rent free basis by Mr. Hemmerling, an officer and director , and it is anticipated that this arrangement will remain until we successfully consummate a merger or acquisition. Management believes that this space will meet our needs for the foreseeable future.

                             PRINCIPAL SHAREHOLDERS

         The table below lists the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers as of the date of this Prospectus. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors, Officers                         Shares Beneficially Owned           Shares to be Beneficially Owned
and 5% Stockholders                             Prior to Offering                        After Offering
                                             Number           Percent            Number                Percent

Devinder Randhawa                            152,000           30.4%              152,000              21.71%
Suite 104, 1456 St. Paul Street
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                               152,000           30.4%              152,000              21.71%
Suite 104, 1456 St. Paul Street
Kelowna, British Columbia
Canada V1Y 2E6

All directors and officers as
a group, which consists of 2 persons         304,000           60.8%              304,000              43.43%

         All the stock shown above are Common Stock. The balance of the outstanding Common stock are held by 8 persons, none of whom hold 5% or more of our outstanding Common Stock

                                   MANAGEMENT

         Our directors and officers are as follows:

Name                          Age                 Position

Devinder Randhawa             40                  President, Chairman

Robert Hemmerling             41                  Secretary, Treasurer, Director

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Our officers serve at the will of the Board of Directors. There are no other family relationships between any of our executive officers and directors.

Resumes

         Devinder Randhawa, President and Chairman, was appointed to his positions on September 19, 1997. Upon completing his MBA in 1985, Mr. Randhawa has been in the venture capital/corporate finance (sub-investment banking). Mr. Randhawa was either a registered representative or an analyst for 8 years before founding RD Capital, Inc. RD Capital, Inc. is a privately held consulting firm assisting emerging companies in the resource and non-resource sectors. Mr. Randhawa was the founder of startups such as First Smart Sensor and Strathmore Resources Ltd. Mr. Randhawa received a Bachelors Degree in Business Administration with Honors from Trinity Western College of Langley, British Columbia in 1983 and received his MBA from the University of British Columbia in 1985. He devotes a nominal part of his time to our business.

         Robert Hemmerling, President and chairman, was appointed to his positions on September 19, 1997. In addition to his positions with us, since September 1996, Mr. Hemmerling has been employed with Strathmore Resources, Ltd., Kelowna, British Columbia in the investor relations department. Strathmore Resources is engaged in the business of acquiring and developing uranium properties. Prior, from January 1996 through August 1996, Mr. Hemmerling was unemployed. From January 1992 through December 1995, Mr. Hemmerling was an electrician with Concord Electric, Kelowna, British Columbia. He devotes a nominal part of his time to our business.

Prior "Blank Check" Experience

         Devinder Randhawa has served as President and Chairman of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Blue Moon Investments, Caddo Enterprises, Inc., Century Plus Investments Corp., Consumer Marketing Corporation, Crash Course Holdings, Ltd., Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Nevada Communications, Inc., Profit Based Investments, Inc., Solid Management Corp., Sunny Skies Investments, Total Serenity Company, Inc., Tripacific Development Corp. and Triwest Management Resources Corp.

         Mr. Randhawa has also served as Secretary and Treasurer of the following companies since inception: Express Investments Associates, Inc., Eye-Catching Marketing, Inc., and Quiksilver International Holdings, Inc.

         The SEC reporting blank check companies that Devinder Randhawa served or is serving as President and director are listed on the following table:

Incorporation Name                  File Form       Number       Date of Filing
Above Average Investments, Inc.       10-SB       000-27545        10-04-1999
Eastern Management Corp.              10-SB       000-26517        06-28-1999
LEK International                     10-SB       000-26321        06-09-1999
Solid Management Corp.                10-SB       000-26931        08-04-1999
Tripacific Development Corp.          10-SB       000-26683        08-02-1999
Triwest Management Corp.              10-SB       000-27103        08-20-1999
Consumer Marketing Corp.              10-SB       000-27235        09-03-1999
United Management, Inc.*              10-SB       000-27233        09-03-1999
Caddo Enterprises, Inc.               10-SB       000-29023        01-19-1999

*Mr. Randhawa resigned from his positions on January 29, 1999.


         Bob Hemmerling has served as President and chairman of the following companies since inception: Express Investments Associates, Inc., Eye-Catching Marketing, Inc. and Quiksilver International Holdings, Inc.

         Mr. Hemmerling has also served as Secretary and Treasurer of the following companies since inception: Above Average Investments, Inc., Amiable Investment Holdings, Ltd., Asset Dissolution Services, Ltd., Big Cat Investment Services, Inc., Blank Resources, Ltd., Caddo Enterprises, Inc., Century Plus Investments Corp., Consumer Marketing Corporation, Crash Course Holdings, Ltd., Cutting Edge Corner Corporation, Delightful Holdings Corporation, Eastern Management Corp., Emerald Coast Enterprises, Inc., Later Life Resources, Inc., LEK International, Modern Day Investments, Inc., Moonwalk Enterprises, Multiple Assets & Investment, Inc., Profit Based Investments, Inc., Solid Management Corp., Sunny Skies Investments, Total Serenity Company, Inc., Tripacific Development Corp., Triwest Management Resources Corp. and United Management, Inc.

         Mr. Hemmerling and Mr. Randhawa are President and Secretary, respectively, of Express Investments Associates, Inc., which has filed a Form SB-2 in order to raise $200,000. Mr. Randhawa and Mr. Hemmerling are also President and Secretary, respectively, of Above Average Investments, Inc. and Solid Management, Inc., which have also filed Form SB-2s to raise $200,000 each. Acquisition partners have not been found as of the date of this prospectus.

         The SEC reporting blank check companies that Bob Hemmerling served or is serving as President and director are listed on the following table:

Incorporation Name                       File Form    Number     Date of Filing

Express Investments Associates, Inc.        10-SB    000-27543      10/04/1999
Eye Catching Marketing Corp.                10-SB    000-28237      11/22/1999
Quiksilver International Holdings, Inc.     10-SB    000-28235      11/22/1999

         According to a Form 8-K filed with the Commission on April 7, 2000 by Eastern Management Corp., seven corporate and four individual shareholders reported on a Schedule 3D that they had acquired 100% of Eastern's outstanding Common Stock on September 1, 1999. To the best of management's knowledge, Eastern continues to file reports with the SEC.

         According to a Schedule SC-14F1 filed with the Commission on December 16, 1999, LEK International acquired 100% of the outstanding Common Stock of San Joaquin Oil & Gas Ltd. under an

Agreement and Plan of Reorganization. Bob Hemmerling, formerly Secretary of LEK, continues to hold a minority interest in the company. To the best of management's knowledge, LEK continues to file reports with the SEC.

         According to a Schedule 13D filed with the Commission on October 19, 1999 by Tripacific Development Company, seven corporate and four individual shareholders reported on a Schedule 13D that they had acquired 100% of Tripacific's outstanding Common Stock on October 4, 1999. To the best of management's knowledge, Tripacific continues to file reports with the SEC.

Conflicts of Interest

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION

         None of our officers and/or directors have received any compensation for their respective services rendered unto us. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, we have no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.

         It is possible that, after we successfully consummate a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors any discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our shareholders for approval.

         It is possible that persons associated with management may refer a prospective merger or acquisition candidate to us. In the event we consummate a transaction with any entity referred by associates of management, it is possible that the associate will be compensated for their referral in the form of a finder's fee. It is anticipated that this fee will be either in the form of restricted common stock issued by us as part of the terms of the proposed transaction, or will be in the form of cash consideration. However, if compensation is in the form of cash, payment will be tendered by the acquisition or merger candidate, because we have insufficient cash available. The amount of any finder's fee cannot be determined as of the date of this registration statement, but is expected to be comparable to consideration normally paid in like transactions, which range up to ten percent of the transaction price. No member of management will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement our business plan.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.

Market Price

         Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o obtain financial information and investment experience and objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate that will allow our securities to be traded without the aforesaid limitations. However, we cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Penny Stock Regulation

         For transactions covered by Rule 15g-9 under the `34 Act, a broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by the rule, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

         A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

Holders

         There are ten holders of our common stock. In September 1997, we issued 500,000 of common stock for services in formation and organization valued at $.0001 per share or $50.00. All of our issued and outstanding shares of common stock were issued in accordance with the exemption from registration afforded by
Section 4(2) of the Securities Act of 1933.

         As of the date of this report, all of our common stock are eligible for sale under Rule 144 promulgated under the `33 Act, as amended, subject to certain limitations included in said Rule. In general, under Rule 144, a person or persons whose shares are aggregated, who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate.

Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.

Transfer Agent

         We do not have a transfer agent at this time.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. As of the date of this filing, there are 500,000 shares of common stock issued and outstanding.

Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of liquidation, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of funds legally available therefor. We have no intention to issue additional shares of stock.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Under Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell a portion of their shares during any three month period after September 19, 1999. We are offering 200,000 shares of our common stock at $1.00 per share. Dilution to the investors in this offering shall be approximately $.72 per share.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         Upon completion of this offering, we will have 700,000 shares outstanding. The 200,000 shares proposed to be sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of Express Investments Associates, as that term is defined in Rule 144 under the Securities Act described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

                      WHERE CAN YOU FIND MORE INFORMATION?

         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on October 4, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         You can also call or write us at any time with any questions you may have. We'd be pleased to speak with you about any aspect of our business and this offering.

                             REPORTS TO STOCKHOLDERS

         We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year. Our fiscal year ends on June 30th.

                              PLAN OF DISTRIBUTION

         We offer the right to purchase 200,000 shares at $1.00 per share. We propose to offer the shares directly on a best efforts, no minimum basis, and no compensation is to be paid to any person for the offer and sale of the shares.

         We are selling the shares through our president without the use of a professional securities underwriting firm. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although he is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, he is deemed not to be a broker for the following reasons:

         He is not subject to a statutory disqualification under the Exchange Act at the time of his participation in the sale of our securities.

         He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         He will restrict his participation to the following activities:

         A. Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

         B. Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

         C. Performing ministerial and clerical work involved in effecting any transaction.

         As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Arbitrary Determination of Offering Price

         The initial offering price of $1.00 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us were:

         A.       The lack of operating history;

         B.       The proceeds to be raised by the offering;

         C. The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders;

         D.       The current market conditions in the over-the-counter market

Method of Purchasing

         Persons may purchase our shares by filling in and signing the share purchase agreement and delivering it, prior to the expiration date, to us. The purchase price of $1.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order. You may not pay in cash.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Foley & Lardner of San Francisco, California.

                                     EXPERTS

         Our financial statements as of the period ended June 30, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, set forth certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification. See
Exhibit 3.1 hereto.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted in accordance with the applicable standard of conduct set forth in the statutory provisions. Our Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Nevada law.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is therefore unenforceable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         We have not changed accountants since our formation, and there are no disagreements with the findings of our accountants.

                              FINANCIAL STATEMENTS

         The following financial statements are attached to this report and filed as a part of this Registration Statement.

Table of Contents - September 30, 1999 Financial Statements .................F-2

Independent Auditor's Report.................................................F-3

Balance Sheet as of September 30, 1999.......................................F-4

Statement of Operations as of September 30, 1999 ............................F-5

Statement of Shareholders' Equity as of September 30, 1999 ..................F-6

Statement of Cash Flows as of September 30, 1999.............................F-7

Notes to Financial Statements as of September 30, 1999 ......................F-8

Unaudited Balance Sheet as of March 31, 2000................................F-15

Unaudited Statement of Operations as of March 31, 2000......................F-16

Unaudited Statement of Cash Flows as of March 31, 2000......................F-17

Notes to Unaudited Financial Statements as of March 31, 2000................F-18

Unaudited Balance Sheet as of June 30, 2000.................................F-19

Unaudited Statement of Operations as of June 30, 2000.......................F-20

Unaudited Statement of Cash Flows as of June 30, 2000.......................F-21

Notes to Unaudited Financial Statements as of June 30, 2000.................F-22

                           BLUE MOON INVESTMENTS, INC.
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                           Page
                                                                          ------

Independent auditors' report.............................................   F-3

Balance sheets, September 30, 1999 and December 31, 1999.................   F-4

Statements of operations for the year ended September 30, 1999, for the year ended September 30, 1998, from September 19,
     1997 (inception) through September 30, 1999, for the three months ended December 31, 1999, for the three months ended
     December 31, 1998, and from September 19, 1997 (inception)
     through December 31, 1999...........................................   F-5

Statement of shareholders' equity, from September 19, 1997 (inception)
     through December 31, 1999...........................................   F-6

Statements of cash flows for the fiscal year ended September 30,
     1999, for the year ended September 30, 1998, from September
     19, 1997 (inception) through September 30, 1999, for the
     three months ended December 31, 1999, for the three months ended December 31, 1998, and from September 19, 1997
     (inception) through December 31, 1999...............................   F-7

Notes to financial statements............................................   F-8

To the Board of Directors and Shareholders
Blue Moon Investments

                          Independent Auditors' Report

We have audited the balance sheet of Blue Moon Investments (a development stage company) as of September 30, 1999 and the related statements of operations, shareholders' equity and cash flows for the years ended September 30, 1999 and 1998 and from September 19, 1997 (inception) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Moon Investments as of September 30, 1999, and the related statements of operations and cash flows for the years ended September 30, 1999 and 1998, and for the period from September 19, 1997 (inception) through September 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at September 30, 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C
Denver, Colorado
January 14, 2000

                   BLUE MOON INVESTMENTS, INC.
                  (A Development Stage Company)

                          Balance Sheet

                              ASSETS

                                        September 30, 1999    December 31, 1999
                                        ------------------    -----------------
                                                                (unaudited)
CURRENT ASSETS
 Cash..................................$               -     $               -
                                       ------------------    ------------------
                  TOTAL CURRENT ASSETS                 -                     -
                                       ------------------    ------------------
                          TOTAL ASSETS                 -                     -
                                       ==================    ==================

 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Acccrued liabilities..................             1,590                 1,080
                                       ------------------    ------------------
             TOTAL CURRENT LIABILITIES              1,590                 1,080
                                       ------------------    ------------------

SHAREHOLDERS' EQUITY
 Common stock, $.0001 par value,
    100,000,000 shares authorized,
    500,000 shares issued and
    outstanding (See Notes B,F)........                50                    50
 Additional paid in capital............               332                 1,377
 Deficit accumulated during the
    development stage..................            (1,972)               (2,507)
                                       ------------------    ------------------
            TOTAL SHAREHOLDERS' EQUITY             (1,590)               (1,080)
                                       ------------------    ------------------

                                       $               -      $              -
                                       ==================    ==================

                                                     BLUE MOON INVESTMENTS, INC.
                                                    (A Development Stage Company)

                                                      Statements of Operations
                                                                         September 19,                                 September 19,
                                                                              1977                                         1997
                                                                          (Inception)                                  (Inception)
                                                    Year Ended              Through           Three Months Ended          Through
                                           September 30,  September 30,   September 30,   December 31,   December 31,   December 31,
                                                1999           1998           1999            1999           1998          1999
                                           -------------  -------------   -------------   ------------   ------------   ------------
                                                                                          (unaudited)    (unaudited)    (unaudited)
INCOME
  Revenue..........................       $          -    $         -     $         -     $         -    $         -     $      -

COSTS AND EXPENSES
  Legal fees......................        $         222   $         -     $        222    $        535   $         -     $     757
  Accounting fees.................                1,500             -            1,500              -              -         1,500
  Licenses and fees...............                  200             -              200              -              -           200
  Organizational Costs............                    -             -               50              -              -            50
                                          --------------  ------------    -------------   ------------   ------------    ----------
           LOSS FROM OPERATIONS                  (1,922)            -           (1,972)           (535)            -        (2,507)
                                          --------------  ------------    -------------   ------------   ------------    ----------

INCOME TAX BENEFIT (EXPENSE)
 (NOTE C)
  Current tax benefit.............                  366             -              366             102             -           477
  Deferred tax expense............                 (366)            -             (366)           (102)            -          (477)
                                          --------------  ------------    -------------   ------------   ------------    ----------
                      NET LOSS            $      (1,922)  $         -     $     (1,972)   $       (535)  $         -     $  (2,507)
                                          =============   ============    =============   ============   ============    ==========
  BASIC LOSS PER COMMON SHARE.....              *               *                 *             *             *              *
                                          =============   ============    =============   ============   ============    ==========

  BASIC WEIGHTED AVERAGE COMMON
       SHARES OUTSTANDING.........              500,000       500,000          500,000         500,000       500,000       500,000
                                          =============   ============    =============   ============   ============    ==========


    *  Less than .01 per share




                                                     BLUE MOON INVESTMENTS, INC.
                                                    (A Development Stage Company)

                                                  Statement of Shareholders' Equity

                                      September 19, 1997 (inception) through December 31, 1999
                                                                                                           Deficit
                                                                                                         Accumulated
                                 Preferred Stock                 Common Stock              Additional      During
                            ---------------------------   ----------------------------       Paid In     Development
                              Shares          Amount         Shares          Amount          Capital        Stage          Total
                            -----------   -------------   ------------    ------------    ------------   -----------     ---------

Beginning balance,
 September 19,
 1997....................             -   $           -              -    $          -    $          -   $         -     $       -

Common stock issued
 in exchange
 for services............             -               -        500,000              50               -             -            50

Net loss for the
 period ended
 September 30, 1997......             -               -              -                               -           (50)          (50)
                            -----------   -------------   ------------    ------------    ------------   -----------     ---------
      BALANCE,
       SEPTEMBER 30, 1997             -               -        500,000              50               -           (50)            -

Net loss for year
 ended September 30,
 1998....................             -               -              -               -               -             -             -
                            -----------   -------------   ------------    ------------    ------------   -----------     ---------
      BALANCE,
       SEPTEMBER 30, 1998             -               -        500,000              50               -           (50)            -

Expenses paid by
 third party on
 behalf of the Company...             -               -              -               -             332             -           332
Net loss for year ended
 September 30, 1999......             -               -              -               -               -        (1,922)       (1,922)
                            -----------   -------------   ------------    ------------    ------------   -----------     ---------
      BALANCE,
       SEPTEMBER 30, 1999             -               -        500,000              50             332        (1,972)       (1,590)

Expenses paid by
 third party on
 behalf of the Company...             -               -              -               -           1,045             -         1,045
Net loss for period
 ended December 31,
 1999....................             -               -              -               -               -          (535)         (535)
                            -----------   -------------   ------------    ------------    ------------   -----------     ---------
      BALANCE,
       DECEMBER 31, 1999
             (unaudited)              -               -        500,000              50           1,377        (2,507)       (1,080)
                            ===========   =============   ============    ============    ============   ===========     =========


                                                     BLUE MOON INVESTMENTS, INC.
                                                    (A Development Stage Company)

                                                      Statements of Cash Flows

                                                                         September 19,                                 September 19,
                                                                              1997                                         1997
                                                                           (Inception)                Three             (Inception)
                                                    Year Ended               through              Months Ended            Through
                                           September 30,   September 30,   September 30,   December 31,   December 31,  December 31,
                                                1999          1998             1999           1999            1998         1999
                                                                                           (unaudited)                  (unaudited)

CASH (USED IN)
 OPERATING ACTIVITIES
   Net loss............................   $      (1,922)  $          -    $     (1,972)   $       (535)  $         -     $  (2,507)

   Non-cash transactions:
     Common stock issued
     for services......................               -              -              50               -             -            50
   Changes in operating assets
     and liabilities:
     Accounts payable and
     accrued liabilities...............           1,590              -           1,590             330             -         1,080
                                          -------------   ------------    ------------    ------------   -----------     ---------
         NET CASH PROVIDED BY (USED IN)
                  OPERATING ACTIVITIES             (332)             -            (332)           (205)            -        (1,377)
                                          -------------   ------------    ------------    ------------   -----------     ---------

FINANCING ACTIVITIES
   Third party expenses paid
     by affiliate on behalf of
     the company, recorded as
     additional-paid-in capital........             332              -             332             205             -         1,377
                                          -------------   ------------    ------------    ------------   -----------     ---------

                  NET CASH PROVIDED BY
                   FINANCING ACTIVITIES             332              -             332             205             -         1,377
                                          -------------   ------------    ------------    ------------   -----------     ---------

                   NET INCREASE IN CASH               -              -               -               -             -             -
   Cash, beginning of period                          -              -               -               -             -             -
                                          -------------   ------------    ------------    ------------   -----------     ---------

                    CASH, END OF PERIOD   $           -   $          -    $          -    $          -   $         -     $       -
                                          =============   ============    ============    ============   ===========     =========

SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION:
Cash paid during the period for:
   Interest............................   $           -   $          -    $          -    $          -   $         -     $       -
                                          =============   ============    ============    ============   ===========     =========
   Income taxes........................   $           -   $          -    $          -    $          -   $         -     $       -
                                          =============   ============    ============    ============   ===========     =========
Non-cash financing activities:
   500,000 shares common stock
      issued for services..............   $           -   $          -    $         50    $          -   $         -     $      50
                                          =============   ============    ============    ============   ===========     =========



                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A:  Organization and summary of significant accounting policies

Organization
Blue Moon Investments (the "Company") was incorporated under the laws of Nevada on September 19, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company is a development stage company with no revenue as of September 30, 1999 and has incurred losses of $(1,922), $-0- and $(2,507) for the years ended September 30, 1999 and 1998 and for the period September 19, 1997 (inception) through September 30, 1999 (unaudited), respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

Cash equivalents
The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies, continued

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at September 30, 1999. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year
The Company operates on a fiscal year ending on September 30.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies, continued

Stock based compensation
SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements
The Company has adopted the following new accounting pronouncements for the year ended September 30, 1999. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies, concluded

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," requires an entity to recognize all derivatives on a balance sheet, measured at fair value.

Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

Note B: Related party transactions

The Company maintains a mailing address at an affiliate's address. This address is Suite 106, 1460 Pandosy Street, Kelowna, B.C., Canada, V1Y 1P3. At this time the Company has no need for an office.

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the fiscal year ended September 1999 the Company incurred $222 in legal expense, $1,500 in accounting expense, $85 in filing fees, and $115 in resident agent fees. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note C: Income taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from September 19, 1997 (inception) through September 30, 1999 is as follows:

                                                                  September 19,
                                                                      1997
                                                                   (inception)
                                               Year Ended            Through
                                             September 30,        September 30,
                                                  1999                 1999
                                            -----------------   ----------------
U.S. statutory federal rate.................          15.00%              15.00%
State income tax rate, net of
 federal benefit............................           4.04%               4.04%
Offering costs, permanent difference........           0.00%               0.00%
Net operating loss (NOL) for which
 no tax benefit is currently available......         -19.04%             -19.04%
                                            -----------------   ----------------

                                                       0.00%               0.00%
                                            =================   ================

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the period from September 19, 1997 (inception) through September 30, 1999 was $366. NOL carryforwards at September 30, 1999 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

Note D: Shareholders' equity

Common Stock
The Company initially authorized 25,000 shares of $1.00 par value common stock. On September 19, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On September 19, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share, or $50.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note D: Shareholders' equity, concluded

On September 10, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on September 19, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on September 19, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

Note E: The Year 2000 Issue

The Y2K issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer and telecommunications programs that have date sensitive software may recognize a date using "00" as the year 1900 instead of 2000. This could result in system failure or miscalculations causing disruptions of operations, including, among other things an inability to process transactions, send invoices, or engage in similar normal business activities. The Company does not own its own computer equipment but does depend on computer services provided by an affiliate. There is no certainty that the Company will not experience Y2K issues.

The Company cannot determine the extent to which the Company is vulnerable to third parties' failure to remediate their own Y2K problems. As a result, there can be no guarantee that the systems of other companies on which the Company's business relies will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would have a material adverse effect on the Company. As of the date of this report the company has not encountered any negative effects of the Y2K issue. However, In view of the foregoing, there can be no assurance that the Y2K issue will not have a material adverse effect on the Company's business.

Note F:  Unaudited Interim Financial Information

Interim Financial Information
The interim financial statements as of December 31, 1999 and the three months ended December 31, 1999 and 1998 are unaudited, and certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring items, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for an entire fiscal year.

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                          Notes to Financial Statements

Note F:  Unaudited Interim Financial Information, concluded

Related Party Transactions

From October 1, 1999 through December 31, 1999 the company incurred an additional $535 in legal expenses, of which $205 were paid by an affiliate and are included in additional-paid-in capital. The remaining $330 in legal expense has been accrued at December 31, 1999.

Income Taxes

A reconciliation of U. S. statutory federal income tax rate to the effective rate for the three months ended December 31, 1999 and for the period from September 19, 1997 (inception) to December 31, 1999 is as follows:

                                                                   September 19,
                                                                        1997
                                   Three Months      Three Months   (inception)
                                       Ended            Ended          Through
                                   December 31,      December 31,   December 31,
                                        1999             1998            1999
                                   ------------     ------------     -----------
                                    (unaudited)      (unaudited)     (unaudited)

U.S. statutory federal rate........     15.00%          15.00%          15.00%
State income tax rate, net
 of federal benefit................      4.04%           4.04%           4.04%
Offering costs, permanent
 difference........................      0.00%           0.00%           0.00%
Net operating loss (NOL)
 for which no tax
 benefit is currently available....    -19.04%         -19.04%         -19.04%
                                     ---------        ---------       ----------
                                         0.00%           0.00%           0.00%
                                     =========        =========       ==========


Note G:  Subsequent Events


The Company plans to file a form 10-SB with the Securities and Exchange Commission, thereby electing to be a reporting company under the Securities Act of 1934.

Part I. Item 1. Financial Information

                    BLUE MOON INVESTMENTS, INC.
                   (A Development Stage Company)

                      CONDENSED BALANCE SHEET
                            (Unaudited)

                                 March 31, 2000

                           ASSETS

                                            TOTAL ASSETS       $            -
                                                         =====================

                LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
     Accrued liabilities.................................                 298
                                                         ---------------------
                                      TOTAL LIABILITIES                   298
                                                         ---------------------

SHAREHOLDERS' (DEFICIT)
     Common stock, $.0001 par value, 100,000,000 shares
        authorized, 500,000 shares issued and
        outstanding (See Note B).........................                  50
     Additional paid in capital..........................               4,680
     Deficit accumulated during the development stage....              (5,028)
                                                         ---------------------
                   TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                  (298)
                                                         ---------------------
                                                               $            -
                                                         =====================


            See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                          September 19, 1997
                                                                                             (Inception)
                                          Three Months Ended        Six Months Ended           Through
                                        March 31,    March 31,    March 31,     March 31,     March 31,
                                          2000         1999          2000         1999          2000
                                        ---------    ---------    ---------     ---------     ---------

COSTS AND EXPENSES
 Legal fees...........................  $    885     $      -     $    1,420    $      -      $   1,642
 Accounting fees......................       258            -            258           -          1,758
 Printing.............................     1,378            -          1,378           -          1,378
 Licenses and fees....................         -            -              -           -            200
 Stock-based compensation for
  organizational costs (Note B).......         -            -              -           -             50
                                        --------      -------       --------     -------       --------
                  LOSS FROM OPERATIONS    (2,521)           -         (3,056)          -         (5,028)
                                        --------      -------       --------     -------       --------

INCOME TAX BENEFIT (EXPENSE)
      (NOTE C)
 Current tax benefit..................       480            -            582           -            957
 Deferred tax expense.................      (480)           -           (582)          -           (957)
                                        --------      -------       --------     -------       --------
                              NET LOSS  $ (2,521)    $      -     $   (3,056)   $      -      $  (5,028)
                                        ========      =======       ========     =======       ========
      BASIC AND DILUTED
         LOSS PER COMMON SHARE.......  $   *        $   *        $   *          $   *         $    *
                                        ========      =======       ========     =======       ========

      BASIC AND DILUTED WEIGHTED AVERAGE
          COMMON SHARES OUTSTANDING...   500,000      500,000        500,000     500,000        500,000
                                        ========      =======       ========     =======       ========


 *  Less than .01 per share


            See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                          September 19, 1997
                                                                             (Inception)
                                                    Six Months Ended           Through
                                                  March 31,     March 31,     March 31,
                                                     2000         1999          2000
                                                  ---------     ---------     ---------



OPERATING ACTIVITIES
  Net loss..............................         $  (3,056)    $        -     $  (5,028)

  Non-cash transactions:
    Stock-based compensation for
       organizational costs (Note B)....                 -              -            50
  Changes in operating assets and
   liabilities:
    Accounts payable and accrued
     liabilities........................            (1,292)             -           298

                      NET CASH (USED IN)
                    OPERATING ACTIVITIES            (4,348)             -        (4,680)

FINANCING ACTIVITIES
  Third party expenses paid by
    affiliate on behalf of the
    company, recorded as
    additional-paid-in capital..........             4,348              -         4,680

                    NET CASH PROVIDED BY
                    FINANCING ACTIVITIES             4,348              -         4,680

                      NET CHANGE IN CASH                 -              -             -
  Cash, beginning of period.............                 -              -             -

                     CASH, END OF PERIOD         $       -     $        -     $       -


SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
Cash paid during the period for:
  Interest..............................         $       -     $        -     $       -
  Income taxes..........................         $       -     $        -     $       -

Non-cash financing activities:
     500,000 shares common stock
     issued for services................         $       -     $        -     $      50


            See accompanying notes to condensed financial statements

                              BLUE MOON INVESTMENTS
                          (A Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE A:  BASIS OF PRESENTATION

The condensed financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its audited financial statements for the year ended September 30, 1999 as filed in its form 10-SB filed January 11, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7 on September 19, 1997 and is a "blank check" company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

NOTE B:  RELATED PARTY TRANSACTIONS

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended March 31, 2000 the Company incurred legal expense of $885, accounting expense of $258, and printing expense of $1378. For the six months ended March 31, 2000 the Company incurred legal expense of $1,420, accounting expense of $258, and printing expense of $1378. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE C:  INCOME TAXES

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for, therefore the net benefit and expense result in $-0- income taxes.

Part I. Item 1. Financial Information

                           BLUE MOON INVESTMENTS, INC.
                          (A Development Stage Company)

                             CONDENSED BALANCE SHEET
                                   (Unaudited)

                                 June 30, 2000

                                ASSETS

                                               TOTAL ASSETS     $           -
                                                                ==============

              LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
     Accounts payable and accrued liabilities.................           1,012
                                                                --------------
                                          TOTAL LIABILITIES              1,012
                                                                --------------

SHAREHOLDERS' (DEFICIT)
     Common stock, $.0001 par value, 100,000,000 shares
        authorized, 500,000 shares issued and
        outstanding (See Note B)..............................              50
     Additional paid in capital...............................           5,576
     Deficit accumulated during the development stage.........          (6,638)
                                                                --------------
                        TOTAL SHAREHOLDERS' EQUITY (DEFICIT)            (1,012)
                                                                --------------
                                                                $           -
                                                                ==============


            See accompanying notes to condensed financial statements

                                                     BLUE MOON INVESTMENTS, INC.
                                                    (A Development Stage Company)

                                                 CONDENSED STATEMENTS OF OPERATIONS
                                                             (Unaudited)

                                                                                         September 19, 1997
                                                                                            (Inception)
                                          Three Months Ended        Nine Months Ended         Through
                                        June 30,     June 30,     June 30,      June 30,      June 30,
                                          2000         1999         2000          1999          2000
                                        --------     --------     ----------    --------     -----------

COSTS AND EXPENSES
    Legal fees........................  $    714     $      -     $    2,134    $      -      $   2,356
    Accounting fees...................       250            -            508           -          2,008
    Printing..........................       646            -          2,024           -          2,024
    Licenses and fees.................         -            -              -           -            200
    Stock-based compensation for
      organizational costs (Note B)...         -            -              -           -             50
                                        --------     --------     ----------    --------      ---------
                  LOSS FROM OPERATIONS    (1,610)           -         (4,666)          -         (6,638)
                                        --------     --------     ----------    --------      ---------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
    Current tax benefit...............       307            -            888           -          1,264
    Deferred tax expense..............      (307)           -           (888)          -         (1,264)
                                        --------     --------     ----------    --------      ---------
                              NET LOSS  $ (1,610)    $      -     $   (4,666)   $      -      $  (6,638)
                                        ========     ========     ==========    ========      =========
    BASIC AND DILUTED
        LOSS PER COMMON SHARE.........  $   *        $      -     $    (0.01)   $      -          (0.01)
                                        ========     ========     ==========    ========      =========

    BASIC AND DILUTED WEIGHTED AVERAGE
        COMMON SHARES OUTSTANDING.....   500,000      500,000        500,000     500,000        500,000
                                        ========     ========     ==========    ========      =========


*  Less than .01 per share


            See accompanying notes to condensed financial statements

                           BLUE MOON INVESTMENTS, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                                     September 19, 1997
                                                                                         (Inception)
                                                           Nine Months Ended               Through
                                                   June 30, 2000      June 30, 1999      June 30, 2000

OPERATING ACTIVITIES
  Net loss.....................................  $     (4,666)        $       -           $  (6,638)

  Non-cash transactions:
     Stock-based compensation for
         organizational costs (Note B).........             -                 -                  50
 Third party expenses paid by affiliate on
   behalf of the company, recorded as
   additional-paid-in capital..................         5,244                 -               5,576
  Changes in operating assets and
    liabilities:
     Accounts payable and accrued
      liabilities..............................          (578)                -               1,012
                                                 ------------         ---------           ---------
                             NET CASH (USED IN)
                           OPERATING ACTIVITIES             -                 -                   -
                                                 ------------         ---------           ---------
INVESTING ACTIVITIES                                        -                 -                   -
                                                 ------------         ---------           ---------
                           NET CASH PROVIDED BY
                           INVESTING ACTIVITIES             -                 -                   -
                                                 ------------         ---------           ---------
FINANCING ACTIVITIES                                        -                 -                   -
                                                 ------------         ---------           ---------
                           NET CASH PROVIDED BY
                           FINANCING ACTIVITIES             -                 -                   -
                                                 ------------         ---------           ---------
                             NET CHANGE IN CASH             -                 -                   -
     Cash, beginning of period.................             -                 -                   -
                                                 ------------         ---------           ---------
                            CASH, END OF PERIOD  $          -         $       -           $       -
                                                 ============         =========           =========

SUPPLEMENTAL DISCLOSURE OF CASH
FLOW INFORMATION:
Cash paid during the period for:
              Interest.........................  $          -         $       -           $       -
              Income taxes.....................  $          -         $       -           $       -


Non-cash financing activities:
               500,000 shares common stock
                  issued for services............$          -         $       -           $      50


            See accompanying nots to condensed financial statements

                              BLUE MOON INVESTMENTS
                           (Development Stage Company)

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE A: BASIS OF PRESENTATION

The condensed financial statements presented herein have been prepared by the Company in accordance with the accounting policies in its audited financial statements for the year ended September 30, 1999 as filed in its form 10-SB on January 11, 2000 and should be read in conjunction with the notes thereto. The Company entered the development stage in accordance with Statement of Financial Accounting Standard ("SFAS") No. 7 on September 19, 1997 and is a "blank check"company with the purpose to evaluate, structure and complete a merger with, or acquisition of, a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to provide a fair presentation of operating results for the interim period presented have been made. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the year.

Interim financial data presented herein are unaudited.

NOTE B: RELATED PARTY TRANSACTIONS

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company are paid by an affiliate. For the three months ended June 30, 2000 the Company incurred legal expense of $714, accounting expense of $250, and printing expense of $646. For the nine months ended June 30, 2000 the Company incurred legal expense of $2,134, accounting expense of $508, and printing expense of $2,024. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional paid-in capital.

NOTE C: INCOME TAXES

The Company records its income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The Company incurred net operating losses during the periods shown on the condensed financial statements resulting in a deferred tax asset, which was fully allowed for, therefore the net benefit and expense result in $-0- income taxes.

============================================      ==============================

You should rely only on the information
contained in this prospectus. We have not                   200,000 Shares
authorized anyone to provide you with                        common stock
information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

TABLE OF CONTENTS
PROSPECTUS SUMMARY.....................3                BLUE MOON INVESTMENTS
SUMMARY FINANCIAL INFORMATION..........4
RISK FACTORS...........................5
YOUR RIGHTS AND SUBSTANTIVE
PROTECTION UNDER RULE 419..............7
DILUTION...............................9
USE OF PROCEEDS.......................10
CAPITALIZATION........................11
DESCRIPTION OF BUSINESS...............12
PLAN OF OPERATION.....................14                 ____________________
DESCRIPTION OF PROPERTY...............18
PRINCIPAL SHAREHOLDERS................19
MANAGEMENT............................20                      PROSPECTUS
EXECUTIVE COMPENSATION................22
CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS..................23                 ____________________
LEGAL PROCEEDINGS.....................23
MARKET FOR OUR COMMON STOCK...........23
DESCRIPTION OF SECURITIES.............25                   October 31, 2000
SHARES ELIGIBLE FOR FUTURE
RESALE................................26
WHERE CAN YOU FIND MORE
INFORMATION...........................26
REPORTS TO STOCKHOLDERS...............26
PLAN OF DISTRIBUTION..................27
LEGAL MATTERS.........................28
EXPERTS...............................28
INDEMNIFICATION OF OFFICERS
AND DIRECTORS.........................28
CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE..............28
FINANCIAL STATEMENTS.................F-1
SIGNATURES .........................II-3

============================================      ==============================

Part II. Information Not Required In Prospectus

Item 24.  Indemnification of officers and directors

         The information required by this Item is incorporated by reference to "Indemnification of Officers and Directors" in the Prospectus.

Item 25 -- Other Expenses of Issuance and Distribution

         Our estimated expenses in connection with the issuance and distribution of the securities being registered are estimated to be as follows:

Securities and Exchange Commission filing fee            $         53.00
Blue Sky filing fees                                              500.00
Legal fees and expenses                                         6,000.00
Printing                                                        1,500.00
Marketing expenses                                              1,000.00
Miscellaneous                                                     500.00
                                                            ------------
         Total                                           $      9,553.00
                                                            ============

Management will bear all expenses shown above.

Item 26 -- Recent Sales of Unregistered Securities

         On September 19, 1997, the Company issued 500,000 shares of common stock to Devinder Randhawa, for $50. The Company relied on exemption provided by
Section 4(2) of the Securities Act of 1933, as amended, for the issuance of 500,000 shares of common stock to Mr. Randhawa. All of the shares of common stock of the Company previously issued have been issued for investment purposes in a "private transaction" and are "restricted" shares as defined in Rule 144 under the `33 Act. These shares may not be offered for public sale except under Rule 144, or otherwise, pursuant to the `33 Act.

         On September 19, 1997, Mr. Randhawa gifted 152,000 shares of common stock to Bob Hemmerling, Secretary of the Company, and gifted 196,000 shares of common stock to seven other shareholders for a total of 500,000 shares of common stock. The shares were gifted to increase the number of shareholders. Mr. Randhawa relied on exemption provided by Section 4(1) of the Securities Act of 1933, as amended, for the transfer of the 348,000 shares. All of these shares are "restricted" shares as defined in Rule 144 under the Securities Act of 1933.

         As of the date of this report, all of the issued and outstanding shares of the Company's common stock are eligible for sale under Rule 144 promulgated under the `33 Act, subject to certain limitations included in said Rule.

         In general, under Rule 144, a person, or persons whose shares are aggregated, who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

Item 27-Exhibits

3.1*       Articles of Incorporation
3.2*       Amendment to Articles of Incorporation
3.3*       Bylaws
4.1*       Specimen Informational Statement
4.1.1*     Form of Lock-up Agreement Executed by the Company's Shareholders
4.1.2      Share Purchase Agreement
5.1 Opinion of Foley & Lardner with respect to the legality of the shares being registered
23.1.1     Consent of Cordovano & Harvey, P.C.
23.2       Consent of Foley & Lardner (included in Exhibit 5.1)
24.1       Power of Attorney
27.1**     Financial Data Schedule
99.1***    Escrow Agreement

* Incorporated by reference to Form 10-SB, File No. 000-29021, filed January 19, 2000.

** Incorporated by reference to Form 10-QSB, File No. 000-29021, filed August 15, 2000.

***  To be filed in an amendment.

Item 28 -- Undertakings

We undertake that we will:

     1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

     3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         We undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as the underwriter requires to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, Province of British Columbia, Canada, on October 31, 2000.

                                        Blue Moon Investments



                                        /s/     Devinder Randhawa
                                        ----------------------------------------
                                                Devinder Randhawa, President





Signature                                Title                    Date

/s/      Devinder Randhawa      President, Director       October 31, 2000
         Devinder Randhawa

/s/      Bob Hemmerling         Director                  October 31, 2000
         Bob Hemmerling